Exhibit 10.1
TERMINATION AGREEMENT
THIS TERMINATION AGREEMENT (this “Agreement”) effective as of January 7, 2011 (the “Termination Date”), is entered into between HALOZYME, INC., a California corporation (“Halozyme”), with its place of business at 11588 Sorrento Valley Road, Suite 17, San Diego, California 92121, USA, on the one hand, and BAXTER HEALTHCARE CORPORATION, a Delaware corporation, with its principal place of business at One Baxter Parkway, Deerfield, Illinois 60015-4633, USA, and BAXTER HEALTHCARE S.A., a Swiss corporation, with its principal place of business at Hertistrasse 2, 8304 Wallisellen, Switzerland (together with their respective Affiliates, collectively, “Baxter”), on the other hand, with respect to the following facts:
A. Baxter and Halozyme entered into the Amended and Restated Development and Supply Agreement dated February 13, 2007 (the “Development and Supply Agreement”).
B. Baxter and Halozyme entered into the Amended and Restated Exclusive Distribution Agreement dated February 13, 2007 (the “Exclusive Distribution Agreement”).
C. Baxter and Halozyme entered into the Amended and Restated Quality Agreement dated February 13, 2007 (the “Quality Agreement”).
D. Baxter and Halozyme entered into the Enhanze™ License and Collaboration Agreement dated February 13, 2007 (the “License and Collaboration Agreement” and, collectively with the Development and Supply Agreement, the Exclusive Distribution Agreement and the Quality Agreement, the “Agreements”).
E. The parties now desire to terminate the Agreements on the terms and conditions set forth below.
NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby agree as follows:
1. TERMINATION.
Effective as of the Termination Date, the parties terminate the Agreements by mutual agreement.
2. TRANSITION SERVICES.
Within the ninety (90) days following the Termination Date, the parties agree to endeavor in good faith to negotiate one or more definitive agreements setting forth the services to be provided by the respective parties during a transition period including, without limitation, Baxter’s manufacture of an interim supply of Standalone Product (as defined in the Development and Supply Agreement), all on mutually acceptable terms and conditions.

3. SURVIVAL.
3.1 (a) Sections 5, 7, 11, 12, 13, 14, 15, 16 and 17 of the Development and Supply Agreement shall survive the termination thereof in accordance with the terms and conditions contained therein. (b) Additionally, Sections 4.4.3 and 6.8.3 of the Development and Supply Agreement shall survive the termination thereof for a period commencing on the Termination Date and ending on the earlier to occur of (i) the date on which the last definitive transition agreement is fully executed, or (ii) ninety (90) days from the Termination Date (the “Termination Survival Period”).
3.2 Sections 7, 8.2(c) and 10 of the Exclusive Distribution Agreement shall survive the termination thereof in accordance with the terms and conditions contained therein.
3.3 Sections 6.4.1, 7.4, 7.5, 8.1.1 and 8.1.2 of the Quality Agreement shall survive the termination thereof for only the Termination Survival Period.
3.4 Sections 2.5, 3.2, 3.3, 4.5, 6.4.4, 6.5, 8, 10.4 and 11 of the License and Collaboration Agreement shall survive the termination thereof in accordance with the terms and conditions contained therein.
4. MISCELLANEOUS.
4.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.
4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the conflicts of law principles thereof.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers effective as of the Termination Date.

HALOZYME, INC.
By:	/s/ Gregory I. Frost, Ph.D.
	Name:	Gregory I. Frost, Ph.D.
	Title:	President and Chief Executive Officer

BAXTER HEALTHCARE CORPORATION
By:	/s/ Robert M. Davis
	Name:	Robert M. Davis
	Title:	CVP and President, Medical Products

BAXTER HEALTHCARE S.A.
By:	/s/ James Saccarro
	Name:	James Saccarro
	Title:	VP, Strategy

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